As filed with the Securities and Exchange Commission on May 14, 2008

Registration No. 333-135335

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NEXTERA ENTERPRISES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	95-4700410
(State or other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

14320 Arminta Street

Panorama City, California 91402

(Address of Principal Executive Offices)

The Amended and Restated 1998 Equity Participation Plan of Nextera Enterprises, Inc.

Non-Qualified Stock Option Agreement dated March 3, 2004, by and between Nextera Enterprises, Inc. and Ralph Finerman

Non-Qualified Stock Option Agreement dated March 3, 2004 by and between Nextera Enterprises, Inc. and Steven B. Fink

Non-Qualified Stock Option Agreement dated March 3, 2004 by and between Nextera Enterprises, Inc. and Keith D. Grinstein

Non-Qualified Stock Option Agreement dated March 3, 2004 by and between Nextera Enterprises, Inc. and Alan B. Levine

Non-Qualified Stock Option Agreement dated March 3, 2004 by and between Nextera Enterprises, Inc. and Stanley E. Maron

(Full Title of the Plan)

Joseph J. Millin

President, Chief Executive Officer and Director

Nextera Enterprises, Inc.

14320 Arminta Street

Panorama City, California 91402

(Name and Address of Agent for Service)

(819) 902-5537

(Telephone Number, Including Area Code, of Agent for Service)

With a Copy to:

Howard L. Armstrong, Esq.

Ann C. Buckingham, Esq.

Latham & Watkins LLP

600 West Broadway, Suite 1800

San Diego, California 92101

(619) 236-1234

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 is being filed in order to deregister all securities remaining unsold under the Registration Statement on Form S-8 (File No. 333-135335), which was filed with the Securities and Exchange Commission on June 26, 2006 (the “Registration Statement”) by Nextera Enterprises, Inc. (the “Company”), with respect to an aggregate of 12,250,000 shares of the Company’s common stock reserved for issuance under the following plans and agreements:

•                  The Amended and Restated 1998 Equity Participation Plan of Nextera Enterprises, Inc;

•                  The Non-Qualified Stock Option Agreement dated March 3, 2004, by and between Nextera Enterprises, Inc. and Ralph Finerman;

•                  The Non-Qualified Stock Option Agreement dated March 3, 2004, by and between Nextera Enterprises, Inc. and Steven B. Fink;

•                  The Non-Qualified Stock Option Agreement dated March 3, 2004, by and between Nextera Enterprises, Inc. and Keith D. Grinstein;

•                  The Non-Qualified Stock Option Agreement dated March 3, 2004, by and between Nextera Enterprises, Inc. and Alan B. Levine; and

•                  The Non-Qualified Stock Option Agreement dated March 3, 2004, by and between Nextera Enterprises, Inc. and Stanley E. Maron.

The Company hereby removes and withdraws from registration all securities registered pursuant to this Registration Statement which remain unissued.

As of January 1, 2008, the Company had fewer than 300 shareholders of record.  As a result, shortly after the filing of this Post-Effective Amendment No. 1 to Registration Statement on Form S-8, the Company intends to file a Form 15 to deregister its common stock under Sections 12(g) and 15(d) of the Securities Exchange Act of 1934.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Panorama City, State of California, on May 14, 2008.

NEXTERA ENTERPRISES, INC.

By:	/s/ JOSEPH J. MILLIN
Name: Joseph J. Millin
Title: President and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment to Registration Statement on Form S-8 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOSEPH J. MILLIN		May 14, 2008
Joseph J. Millin	President and Director
(Principal Executive Officer)

/s/ ANTONIO RODRIQUEZ		May 14, 2008
Antonio Rodriquez	Chief Financial Officer
(Principal Financial Officer and Principal
Accounting Officer)

*		May 14, 2008
Richard V. Sandler	Chairman of the Board of Directors

*		May 14, 2008
Scott J. Weiss	Director

*		May 14, 2008
Ralph Finerman	Director

*		May 14, 2008
Alan B. Levine	Director

*		May 14, 2008
Stanley E. Maron	Director

* By:	/s/ JOSEPH J. MILLIN
Joseph J. Millin, Attorney-in-Fact